UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2013

CLEARWIRE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34196	56-2408571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1475 120th Avenue Northeast, Bellevue, Washington 98005

(Address of Principal Executive Offices) (Zip Code)

(425) 216-7600

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 8, 2013, Clearwire Corporation (“Clearwire”) held a special meeting of stockholders (the “Special Meeting”) to:

1.	consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 17, 2012, as amended from time to time, by and among Sprint Nextel Corporation (“Sprint”), Collie Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Sprint, and Clearwire (such proposal, the “Merger Agreement Proposal”);

2.	consider and vote on proposals to amend Clearwire’s amended and restated certificate of incorporation to (a) increase Clearwire’s authorized shares of Class A common stock (“Class A Common Stock”) by 1,019,162,522 shares and (b) increase Clearwire’s authorized shares of Class B common stock (“Class B Common Stock” and together with Class A Common Stock, “Common Stock”) by 1,019,162,522 shares (such proposal, the “Charter Amendment Proposal);

3.	consider and vote on proposals to authorize the issuance of (a) the Class A Common Stock and (b) the Class B Common Stock that may be issued upon (i) exchange of Clearwire Communications, LLC’s and Clearwire Finance, Inc.’s 1.00% Exchangeable Notes due 2018 (the “Notes”), or (ii) with respect to the Class A Common Stock, upon exchange of the Class B Common Stock and Clearwire Communications, LLC Class B units, issued upon exchange of the Notes in accordance with Rule 5635(d) of the NASDAQ Listing Rules (such proposal, the “NASDAQ Authorization Proposal”);

4.	consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, the Charter Amendment Proposal or the NASDAQ Authorization Proposal (such proposal, the “Adjournment Proposal);

5.	approve, by non-binding, advisory vote, certain compensation arrangements for Clearwire’s named executive officers in connection with the merger (such proposal, the “Golden Parachute Proposal”); and

6.	transact any other business that may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the board of directors of Clearwire.

There were 698,846,925 shares of Class A Common Stock and 773,732,672 shares of Class B Common Stock outstanding and eligible to vote on the record date for the Special Meeting. 325,000 shares of the 699,171,925 shares of Class A Common Stock that were outstanding as of the record date were ineligible to vote at the Special Meeting, due to certain defaults under a stock pledge agreement relating to these shares, and such shares were disregarded for all purposes (including quorum and voting) at the Special Meeting.

Pursuant to the terms of the Merger Agreement, the approval of the Merger Agreement Proposal required the affirmative vote of the holders of at least 75% of the outstanding shares of our Common Stock entitled to vote. In addition the vote of holders of at least a majority of the outstanding shares of our Common Stock not held by Sprint, SOFTBANK CORP. (“SoftBank”) or any of their respective affiliates was required. Pursuant to the Merger Agreement, the approval of the Charter Amendment Proposal and NASDAQ Authorization Proposal required the affirmative vote of the holders of at least a majority of the shares of our Common Stock entitled to vote and the holders of a least a majority of the outstanding shares of Common Stock not held by Sprint, SoftBank or any of their respective affiliates. The Adjournment Proposal and Golden Parachute Proposal required the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote thereon at the Special Meeting.

Each of the proposals was approved by the requisite holders of our Common Stock.

The results for each matter voted on where as follows:

1.	the Merger Agreement Proposal:

FOR	AGAINST	ABSTAIN
1,346,284,355	56,483,711	1,731,235

2.	the Charter Amendment Proposal:

2A:	Amendment to the Clearwire’s amended and restated certificate of incorporation to increase the Clearwire’s authorized shares of Class A Common Stock by 1,019,162,522 shares.

FOR	AGAINST	ABSTAIN
1,360,644,687	41,933,206	1,921,409

2B:	Amendment to the Clearwire’s amended and restated certificate of incorporation to increase the Clearwire’s authorized shares of Class B Common Stock by 1,019,162,522 shares.

FOR	AGAINST	ABSTAIN
1,366,845,153	35,731,365	1,922,785

3.	the NASDAQ Authorization Proposal:

3A:	Authorization of the issuance of the Class A Common Stock that may be issued upon exchange of Notes, or issued upon the exchange of the Class B Common Stock and Clearwire Communications, LLC Class B units issued upon exchange of the Notes in accordance with Rule 5635(d) of the NASDAQ Listing Rules.

FOR	AGAINST	ABSTAIN
1,354,736,547	47,786,411	1,976,343

3B:	Authorization of the issuance of the Class B Common Stock that may be issued upon exchange of the Notes due 2018 in accordance with Rule 5635(d) of the NASDAQ Listing Rules.

FOR	AGAINST	ABSTAIN
1,354,722,206	47,779,876	1,997,219

4.	the Adjournment Proposal:

FOR	AGAINST	ABSTAIN
1,346,334,396	56,170,204	1,994,700

5.	the Golden Parachute Proposal:

FOR	AGAINST	ABSTAIN
1,186,572,111	149,679,708	68,247,481

Adjournment of the Special Meeting to a later time or date was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, the Charter Amendment Proposal and the NASDAQ Authorization Proposal. No other business properly came before the Special Meeting.

Item 8.01. Other Events.

On July 8, 2013, Clearwire issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION

Dated: July 8, 2013

	By:	/s/ Broady R. Hodder
Broady R. Hodder
Sr. Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 8, 2013.